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                                                                  Exhibit 3.1(b)


                           CERTIFICATE OF AMENDMENT

                                    of the

                         CERTIFICATE OF INCORPORATION

                                      of

                             BLUM CB HOLDING CORP.


     BLUM CB Holding Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     1. That Article I of the certificate of Incorporation of the Corporation be, and hereby is, amended to read in its entirety as follows:

          "The name of the Corporation is CBRE Holding, Inc. (hereinafter called the "Corporation")."

     2. That this amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of
          Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the Sole Director of the Corporation, has executed this Certificate of Amendment as of March 26, 2001.

                                          By:    /s/ Claus. J. Moller
                                                 ---------------------
                                          Name:  Claus J. Moller
                                                 ---------------------
                                          Title: Sole Director
                                                 ---------------------